EXHIBIT 10.3C
AMENDMENT NO. 2 TO
TEXTRON INC.
2015 LONG-TERM INCENTIVE PLAN

Whereas Section 16 of the Textron Inc. 2015 Long-Term Incentive Plan (the "Plan") authorizes the Board of Directors (the “Board”) of Textron Inc. (the “Company”) to amend the Plan to take into account changes in, or interpretations of, applicable accounting rules; and
Whereas, the Board has delegated to its Organization and Compensation Committee (the “Committee”) the authority to amend the Plan; and
Whereas, the Committee has approved Amendment No. 2 to the Plan to update language in Section 13(b) of the Plan to conform to Section 13(b) of the newly adopted 2024 Long-Term Incentive Plan which take into account changes in accounting interpretations since the Plan’s adoption;
Now, therefore, the Company hereby amends the Plan, effective October 22, 2024, as follows:

1.Section 13(b) of the Plan is hereby amended to read in its entirety as follows:

(b)    Change in Capitalization.    Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), shall be equitably adjusted as determined by the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted as determined by the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.
2.Except as expressly amended hereby, all provisions of the Plan shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

EXHIBIT 10.3C

IN WITNESS WHEREOF, Textron Inc. has caused this amendment to be executed by its duly authorized officer.

TEXTRON INC.
Dated: October 22, 2024	By:	/s/ Julie G. Duffy
Julie G. Duffy
Executive Vice President and Chief Human Resources Officer

[NOTE: Redline of Section 13(b) is attached as Exhibit A]

EXHIBIT 10.3C
EXHIBIT A: Changes to Section 13(b) of 2015 LTIP
(b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), shall be equitably adjusted ~~in the sole discretion of~~ as determined by the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted ~~(including by payment of cash to a Participant) in the sole discretion of~~ as determined by the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants. ~~Such adjustments shall be made by the Committee.~~ Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.
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